
Exhibit 10(d)
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
MINNESOTA MUTUAL                                                                                    POLICY CHANGE APPLICATION PART 1
                                                                                                               UNDERWRITING REQUIRED

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The Minnesota Mutual Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota
55101-2098
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ALL APPLICATIONS
PERSONAL INFORMATION
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POLICY NUMBER(S)                                                               INSURED'S BIRTHPLACE (State or Country if outside US)

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INSURED'S NAME                                                                 INSURED'S SOCIAL SECURITY NUMBER

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INSURED'S OCCUPATION                                                           INSURED'S INCOME

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OWNER'S NAME                                                                   OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, Zip)
                                                                                             [_] Check if new address and you
                                                                                                 want our records to reflect this.
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EFFECTIVE DATE  [_] Current                               AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA MUTUAL     POLICY SENT
OF CHANGE       [_] Other (indicate month and reason      $                                       [_] Receipt given   [_] Yes [_] No
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PERSONAL HISTORY INTERVIEW
Please indicate the best day of week and time of day to reach you for your interview. Interviewers are available Monday through Friday, 8:00 am to 8:30 pm central standard time.
Day:____________________ Time:_______________________ Call Preference: [_] Home [_] Business
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LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS                                                  PRODUCT ADJUSTMENTS (Policy required - if policy
                                                                          lost, see page 10)
[_] Change face amount to $_____________________________________
[_] Change annual premium amount to $___________________________          Automatic Premium Loan Provision (APL), is
    Premiums payable                                                      automatically added at rollover or conversion
    [_] Annual          [_] Semi-annual                                   unless indicated here. [_] Omit APL
    [_] Quarterly       [_] Direct Monthly                                [_] Convert term insurance at attained age to:
    [_] APP/LIST BILL/PRD #_____________________________________              [_] Adjustable Life      [_] Variable Adjusted Life
[_] Change plan of insurance to ________________________________              [_] Partial conversion:
[_] Credit a Non-Repeating Premium of $_________________________                  [_] Retain balance   [_] Surrender balance
    [_] Increase face by Non-Repeating Premium amount                         [_] Conversion of term agreement:
    [_] Do not increase face by Non-Repeating Premium                             Name______________________________________________
        amount                                                            [_] Rollover at attained age to:
    [_] All or part of the Non-Repeating Premium is the                       [_] Adjustable Life      [_] Variable Adjustable Life
        result of surrendering or borrowing the cash value of                                             (loans will be eliminated)
        another policy(ies)                                                   Please note: Waiver will be a separate premium
        (Complete Replacement Section, page 2)                                             charge. Loan interest rate will be 8%.
                        Amount $________________________________          [_] Combine policies and rollover at attained age to:
                        ($500.00 Minimum required)                            [_] Adjustable Life      [_] Variable Adjustable Life
                                                                                                          (loans will be eliminated)
          If billable:  Frequency_______________________________              Please note: Waiver will be a separate premium
                        ($200.00 Minimum per billing with a                                charge. Loan interest rate will be 8%.
                        $2,400.00 minimum annual base                                      Policies must have same beneficiary
                        premium.)                                                          and owner. Complete F. 17092-2a, page
                                                                                           15 if needed.
[_] Partial Surrender of $ _____________________________________          [_] Eliminate policy loan
    (Complete Withholding Election on page 2)                                 (Complete Withholding Election on page 2)
    [_] Maintain same face amount                                             [_] Maintain same face amount
    [_] Reduce face amount                                                    [_] Reduce face amount
    Send check direct to client  [_] Yes  [_] No                                  Please note: Dividend additions and
                                                                                               accumulations will be surrendered
                                                                                               first.

BENEFIT AND AGREEMENT ADJUSTMENTS

[_]Maintain same total annual premium [_]Change total annual premium accordingly

                                                            Change       New
                                            Add   Remove    Amount      Amount
Accidental Death Benefit................    [_]     [_]      [_]     $__________

Additional Insured Rider................    [_]     [_]      [_]     $__________ (Complete Family Term Agreement)

Automatic Premium Loan..................    [_]     [_]

Adjustable Survivorship Life Rider......    [_]     [_]      [_]     $__________ Designated Life_________________
                                                                                 (To add, please complete
                                                                                 application for Designated Life)
Additional Term Protection..............            [_]

Cost of Living Agreement................    [_]     [_]

Face Amount Increase Agreement..........    [_]     [_]      [_]     $__________

Family Term-Children's Rider............    [_]     [_]      [_]     $__________ (Complete Family Term Agreement)

Family Term-Spouse Rider................    [_]     [_]      [_]     $__________ (Complete Family Term Agreement)

Guaranteed Protection Waiver............    [_]     [_]

Policy Enhancement Rider..(if available)    [_]     [_]      [_]      ______%    (Indicate whole number
                                                                                 between 3 - 10%)
Waiver of Premium Agreement.............    [_]     [_]

Other...................................    [_]     [_]      [_]     $__________

OTHER ADJUSTMENTS
[_] Remove/reconsider rating
    [_] Maintain same total annual premium   [_] Reduce total annual premium
                                                 accordingly
[_] Change dividend option to _____________

[_] Reinstate

    I understand that this application may be attached to and considered part of the policy to which it applies. Also, I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

WITHHOLDING FOR TAX PURPOSES - Required information for all partial surrenders and loan eliminations.

Social Security Number or Tax I.D. of owner:_____________________________
    (If a correct number is not provided, the IRS requires us to withhold 31% of any gain, irrespective of the withholding election)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made):

    [_] Yes, I elect withholding    [_] No, I do not elect withholding


REPLACEMENT

Has there been, or will there be a lapse, surrender, loan withdrawal or other change to any existing life insurance or annuity as a result of, or in anticipation of this application? [_] Yes [_] No

If yes, please indicate which coverage will be replaced in the box below and submit replacement forms were required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)

Do you have any life insurance in force or pending? [_] Yes [_] No

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  Year                                                  Policy    Business/     Pending?    Will it be
 Issued  Amount  Type of Coverage  Full Company Name    Number     Personal     Yes   No    Replaced?
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
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

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

DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

NOTE: . Any increases to pre-DI' 90 policies must be done as an exchange to the DI' 90 series by completing the lower half of this page.

      . GFIA and AMIO exercises must be added to an existing DI' 90 series policy or submitted as a new application.

                                                                     Decrease                       New       Benefit     Waiting
                                                                       Risk           Remove       Amount      Period      Period
Base..........................................................          [_]                     $___________  __________  __________
Additional Disability Monthly Income Agreement................          [_]             [_]     $___________  __________  __________
Additional Disability Monthly Income Agreement................          [_]             [_]     $___________  __________  __________
Additional Disability Monthly Income Agreement................          [_]             [_]     $___________  __________  __________
Guaranteed Future Insurability Agreement......................                          [_]      [_] RETAIN
Supplementary Income Benefit..................................          [_]             [_]     $___________
Social Security Agreement.....................................          [_]             [_]
Proportionate Benefit Agreement...............................                          [_]
Additional Monthly Income Option..............................                          [_]
Monthly Income Benefit Escalator..............................          [_]             [_]     [_] 4%   [_] 6%   [_] 8%   [_] 10%
OVERHEAD EXPENSE POLICIES ONLY:...............................          Add            Remove
Cost of Living Agreement......................................          [_]             [_]
Replacement Expense Agreement.................................          [_]             [_]
Transitional Disability Benefit Agreement.....................          [_]             [_]

DI'90 SERIES
PRODUCT ADJUSTMENTS (Policy required--if policy lost, see page 10)
[_] Exchange pre-DI' 90 Level Rate policy(ies) to DI-' 90 Level Rate (Indicated Plan of Coverage below)
[_] Exchange pre-DI' 90 Step Rate policy(ies) to DI' 90 Annual Renewable Disability Income (ARDI)
    (Indicate Plan of Coverage below)
[_] Change Pre-DI' 90 Step Rate of DI'90 ARDI policy(ies) to DI' 90 Level Rate Policy. (Indicate Plan of Coverage below)
    Premiums will be calculated at attained age.
[_] Change DI' 90 Series policy Plan of Coverage (Indicate Plan of Coverage below)
PLAN OF COVERAGE (Indicate one section--A or B)
    A. [_] Disability Income            B. [_] Disability Income
           Insurance Policy                    Insurance Policy Plus
           (all occupation classes)            (class *P, 1*, *S, 1 only)

BENEFIT AND AGREEMENT ADJUSTMENTS
                                                                                                           New      Benefit  Waiting
                                                                     Add   Change      Renew    Remove    Amount    Period   Period
Base..........................................................               [_]                        $________  ________ ________
Additional Disability Monthly Income Agreement*...............       [_]     [_]                  [_]   $________  ________ ________
Additional Disability Monthly Income Agreement*...............       [_]     [_]                  [_]   $________  ________ ________
Additional Disability Monthly Income Agreement*...............       [_]     [_]                  [_]   $________  ________ ________
Supplementary Income Benefit..................................       [_]     [_]                  [_]   $________  ________ ________
Social Security Agreement.....................................       [_]     [_]                  [_]   $________  ________ ________
Inflation Protection Agreement................................       [_]     [_]                  [_]   [_] 4%  [_] 6%  [_] 8%
Guaranteed Increase Agreement.................................       [_]                  [_]     [_]
Guaranteed Increase Agreement Plus............................       [_]                  [_]     [_]
Future Income Protection Agreement............................       [_]     [_](increase         [_]   $__________ aggregate
                                                                                  only)
* [_] Check here if this is a GFIA/FIPA/AMIO exercise. From policy #___________________________________________

ADJUSTMENTS - ALL SERIES

[_] Remove/Reconsider

        [_] Rating      [_] Exclusion Rider

[_] Add Discount (choose one selection from A, and/or select B)

     A. [_] Association Discount #                                              B. [_] Income Documentation Discount
                                   --------------------                                (For 1994 Rates only. Complete income
        [_] Employer/Employee Discount #                (Include F. 37443)             section on page 9 and submit
                                        ---------------                                appropriate income documentation.)
        [_] Professional Group Discount #
                                          -------------

[_] Reinstate

    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

[_] Change contract to level rate

[_] Change dividend option to: [_] Reduce premiums [_] Accumulate [_] Cash

[_] Change premium payment frequency to:

    [_] Annual  [_] Semi-annual  [_] Quarterly  [_] Direct Monthly (must meet requirements)

    [_] Automatic Payment Plan #                [_] Payroll Deduction/List Bill #
                                 --------------                                   -----------------

REPLACEMENT - COMPLETE FOR ALL INCREASES IN RISK

Will you drop any existing disability, overhead expense, or any other accident and sickness insurance when this coverage is issued? [_] Yes [_] No

If yes, I agree upon accepting this policy to drop the coverage indicated below.
Note: please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING (If none, insert "None")

Do you have any disability insurance in force or pending? [_] Yes [_] No If yes, complete below.

List Disability with all Companies including Group, Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Insured will become eligible in the next five years after a qualifying period of employment has been met.

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                                                                          Pending?   Will it be
Paid To                               Policy     Benefit   Elimination   ---------
  Date    Amount   Type    Company   Number(s)   Period      Period      Yes   No    Replaced?
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

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
OCCUPATION

A. Change Occupational Class to [_] *P [_] 1* [_] *S [_] 1 [_] 2 [_] 3
   Specialty
            -------------------------------------------------------------------
B. Occupational title and/or professional designation
                                                      -------------------------
Nature of business
                  -------------------------------------------------------------

OCCUPATIONAL DETAIL (Provide description of daily job activities and percentage spent on each)

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                                Duties                          Percentage
--------------------------------------------------------------------------------

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A. Number of years employed by current employer?
                                                --------------------------------
B. How many hours do you work per week on an average?
                                                     ---------------------------
C. How many full-time employees report to Insured?
                                                  ------------------------------
D. Does Insured have any part-time or full-time jobs other than the above?
   [_] Yes [_] No
                 ---------------------------------------------------------------
If yes, provide full details
                            ----------------------------------------------------

INCOME

Fill in amounts that are (or will be) shown on the Insured's individual and/or business income tax forms and supporting schedules. Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications. Complete sections A-G:

                                                                                              Two
                                                                Current         Last        Calendar
                                                                 Year         Calendar       Years
                                                                 19__        Year 19__      ago 19__
A.    EARNED INCOME (Fill in all which apply.)
   1. Non-owner Employee's salary, bonus, and profit sharing
      (Form W-2)
                                                                ----------   ----------     ----------
   2. a. Owner of Regular or S Corporation's salary and bonus
         (Form W-2).
                                                                ----------   ----------     ----------
      b. Owner's share of after tax corporate profits or losses
         (after expenses) provided the insured has significant
         ownership and is active in the corporation (Form 1120
         or 1120S). If losses, indicate with parentheses.
                                                                ----------   ----------     ----------
      c. Pension plan or other contributions that would cease
         if the insured became disabled.
                                                                ----------   ----------     ----------
   3. Sole Proprietor net income, after expenses (Form 1040
      Schedule C).
                                                                ----------   ----------     ----------
   4. Share of partnership net income, after expenses
      (Insured's Schedule K-1 or Form 1040 Schedule E).
                                                                ----------   ----------     ----------
   5. Other earned income (describe in Remarks)
                                                                ----------   ----------     ----------
      Total earned income
                                                                ----------   ----------     ----------
B.    UNEARNED INCOME - This includes capital gains, interest,
      dividends, tax exempt unearned income, income from other
      investments, net rental income, pensions, annuities, and
      alimony. Itemize in Remarks if exceeding 15% of earned
      income or $125,000.
                                                                ----------   ----------     ----------
C.    NET WORTH is the Insured's net worth, exclusive of primary residence,
      greater than $4,000,000?                                                          [_] Yes [_] No

      If yes, itemize the Net Worth in Remarks.

D.    Premiums will be paid by: [_] Insured

                                [_] Employer - Will any portion of the premium be
                                    included in your taxable income?                    [_] Yes [_] No

                                    If yes, provide details in Remarks

                                [_] Other (Indicate name and address in Remarks)

      (NOTE: Individual paid Issue and Participation limits should be used for those insureds who are owners in a Sole Proprietorship, Partnership, or S Corporation. Employer paid Issue and
      Participation Limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-Owner Employees when the employer is paying the premium.)

E.    Is the Insured self-employed, including any partial ownership?                    [_] Yes [_] No
      (If yes, answer questions F and G.)

F.    For tax purposes the Insured's business is set up as a/an:

      [_] Sole Proprietorship  [_] Partnership  [_] Regular Corporation  [_] S Corporation

G.    what is the Insured's ownership? ____%

REMARKS:
        ------------------------------------------------------------------------

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

ALL PRODUCTS (Complete for all requests)

SPECIAL ACTIVITIES AND OTHER INSURANCE ACTIVITY: (Provide details in space provided to all yes answers)

A.  Do you plan to change jobs within the next 12 months? (If yes, please advise the industry,             [_] Yes  [_] No
    company and location that you are planning to go to. If you don't know the specifics yet but are contemplating such a change, please provide as many details as you can.)_______________________

    ---------------------------------------------------------------------------------------------------    [_] Yes  [_] No
B.  Do you plan to travel or reside outside the U.S. in the next three years? If yes, please provide the country(s) and city(s) you will be visiting or moving to and whether this is for business or pleasure. _____________________________________________________________________________
    How long will you be there? _________How frequently will you be visiting if more than once?________
C.  Have you, within the last five years, or do you plan in the next six months, to pilot a plane?         [_] Yes  [_] No
    (If yes, complete the Aviation Statement form F. 4883.)
D.  Have you, within the last five years, or do you plan in the next six months, to engage in sky          [_] Yes  [_] No
    diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training? (If yes, complete Avocation Statement F. 11393.)
E.  Have you, within the last five years, been declined, modified, rated or been issued                    [_] Yes  [_] No
    a rider for life or disability insurance?
F.  Within the last year, have you missed any work due to illness or injury?                               [_] Yes  [_] No
G.  Are you in the Armed Forces, National Guard, or Reserves?                                              [_] Yes  [_] No
    (If yes, complete Military Statement F. 4883.)
H.  Have you applied elsewhere for insurance within the last six months?                                   [_] Yes  [_] No

DRIVING AND CONVICTION HISTORY: (Provide details in Additional Information)
A.  In the last five years, have you been charged with a driving while intoxicated violation, had          [_] Yes  [_] No
    your driver's license restricted or revoked, or been cited with a moving violation?
B.  Except for traffic violations, have you ever been convicted?                                           [_] Yes  [_] No

NON-SMOKER STATEMENT
[_] Add non-smoker designation

    I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type _________________________ and frequency____________________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking status, may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION
[_] I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is issued, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

    [_] Issue duplicate policy  [_] Issue certificate  [_] Rollover/conversion/exchange - Issue new policy

        If rollover/conversion/exchange or duplicate requested:

         [_] Lost policy fee is attached  [_] See "Additional Information" for instructions on payment of lost policy fee

ADDITIONAL INFORMATION







HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by the Company. Not to be used in CA (for disability insurance only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for changes unless agreed to in writing.